UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1602
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, on May 9, 2019, Macy’s, Inc. (“Macy’s”) and its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (“MRHI”), entered into a Credit Agreement dated as of May 9, 2019 (the “Credit Agreement”) among Macy’s, MRHI, the lenders party thereto and Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Credit Suisse Loan Funding LLC, Fifth Third Bank, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and lead arrangers.  The Credit Agreement provides MRHI, as borrower, with unsecured revolving credit in an aggregate amount not to exceed $1.5 billion outstanding at any time, including a $400 million sublimit for the issuance of letters of credit.  The revolving credit commitments provided for in the Credit Agreement are scheduled to expire on May 9, 2024, subject to up to two one-year extensions that may be requested by MRHI and agreed to by the lenders.  The Credit Agreement replaces the Credit Agreement dated as of May 6, 2016, which provided unsecured revolving credit to MHRI in an aggregate amount not to exceed $1.5 billion outstanding at any time and was scheduled to expire on May 6, 2021.
On March 19, 2020, MRHI provided notice to the administrative agent under the Credit Agreement to draw down the entire available amount under the revolving credit facility and, as of March 24, 2020 a total of $1.5 billion was outstanding under the revolving credit facility. Borrowings under the revolving credit facility are scheduled to mature on May 9, 2024, and MRHI may repay amounts borrowed any time without penalty.
MRHI increased its borrowings under the revolving credit facility as a proactive measure to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak.

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary